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                                                       EXHIBIT 23
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               CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Evans, Inc. on Form S-8 for 500,000 shares of common stock under the Evans, Inc. 1994 Stock Option Program, of our report dated May 23, 1997, except as to information presented in Notes 3 and 12 to the consolidated financial statements, for which the date is June 19, 1997, on our audits of the consolidated financial statements and financial statement schedules of Evans Inc.




                                 COOPERS & LYBRAND L.L.P.

Chicago, Illinois
September 22, 1997

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